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EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the references in this Form 10-K of Venoco, Inc., as well as in the Notes to the Consolidated Financial Statements included in such Form 10-K, to our reserve reports to the interest of Venoco, Inc. and its subsidiaries (collectively, the "Company"), relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and present values thereof for certain periods. We also consent to the incorporation by reference of such reports in the Registration Statements on Form S-3 (No. 333-143254) and Form S-8 (No. 333-144179) of Venoco, Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (SCOTT) REES III, P.E. C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas
March 11, 2008

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS